Exhibit 10(c)

AMENDMENT NO. 2

to the

CLEVELAND-CLIFFS INC

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

(as Amended and Restated Effective January 1, 2001)

WHEREAS, Cleveland-Cliffs Inc (“Cleveland Cliffs” has established the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (the “Plan”); and

WHEREAS, Cleveland-Cliffs has reserved, in Paragraph 7.A of the Plan, the right to amend the Plan;

NOW, THEREFORE, Cleveland-Cliffs hereby amends the Plan as follows:

1.	Paragraph 3C of the Plan is amended to read:

C. A Participant’s unpaid Supplemental Pension Plan Benefit accrued at the end of each calendar year (or more frequently as determined by the Committee) shall be distributed to the Participant as soon as practicable following such date. Except as provided in the preceding sentence, a Participant’s incremental Supplemental Pension Plan Benefit accrued for each calendar year commencing with 2001 shall be distributed as soon as practicable following the end of such year and, in any event, for distributions on or after January 1, 2005, no later than the March 15th of the calendar year immediately following the calendar year of accrual. Notwithstanding the foregoing, with respect to any Participant who retires on or after July 1, 2006, any remaining accrued Supplemental Pension Plan Benefit shall be distributed as soon as reasonably possible after the date of such Participant’s retirement.

2. Effective Dates. The portion of this Amendment No. 2 that requires distribution be made by the March 15th of the calendar year immediately following the calendar year of accrual is effective for all distributions payable on or after January 1, 2005. The portion of this Amendment No. 2 that ties distribution directly to a Participant’s retirement date, rather than the end of the calendar year of such retirement date, is effective for all Participants who retire on or after July 1, 2006.

IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its Board of Directors, has executed this Amendment No. 2 to the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (most recently restated effective January 1, 2001) at Cleveland, Ohio as of the 11 day of September, 2006.

CLEVELAND-CLIFFS INC

By:	/s/ R. L. Kummer
Senior Vice President - Human Resources